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
Conference Call Transcript

AML - Q3 2005 AMLI Residential Earnings Conference Call

Event Date/Time: Oct. 26. 2005 / 3:30PM ET

CORPORATE PARTICIPANTS
 GREG MUTZ
 AMLI Residential Properties - Chairman & CEO

 BOB CHAPMAN
 AMLI Residential Properties - EVP & CFO

 STEVE HALLSEY
 AMLI Residential Properties - EVP of Property Management



CONFERENCE CALL PARTICIPANTS
 TONY HOWARD
 Hilliard Lyons - Analyst

 MIKE JOHNSON
 EAC Management - Analyst

 RICHARD HALEY (PH)
 ABP Investments - Analyst


 PRESENTATION


--------------------------------------------------------------------------------
OPERATOR

Good day, and welcome to today's third quarter 2005 earnings release conference call. Today's call is being recorded. For opening remarks and introductions, I would like to turn the conference over to Mr. Greg Mutz. Please go ahead, sir.

--------------------------------------------------------------------------------
GREG MUTZ  - AMLI RESIDENTIAL PROPERTIES - CHAIRMAN & CEO

Thank you very much. And welcome, everybody, to our third quarter conference call. Before we start, I'd like to turn the call over to Bob Chapman to read the disclaimer.

--------------------------------------------------------------------------------
BOB CHAPMAN  - AMLI RESIDENTIAL PROPERTIES - EVP & CFO

Thanks, Greg. This conference call of AMLI Residential Properties Trust will contain certain forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 as amended, and Section 21-E of the Securities and Exchange Act of 1934 as amended; including, without limitation, statements relating to the performance of AMLI's community operations and acquisition, disposition, development, joint venture, and other capital markets activities. AMLI intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and we are reading this statement, excuse me, for purposes of complying with these Safe Harbor provisions.

In addition, under the reporting rules, all material non-GAAP disclosures are to be reconciled to GAAP. During this call, we will refer to certain non-GAAP measurements, such as funds from operations and FFO, among others. And, in connection therewith, we refer you to and incorporate by reference the Company's 10-K and other related SEC filings for the quarter, which provides such additional disclosures. Additionally, in connection with the distribution of AMLI's quarter earnings press release, we produce a supplemental disclosure document, containing quarterly

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OCT. 26. 2005 / 3:30PM, AML - Q3 2005 AMLI RESIDENTIAL EARNINGS CONFERENCE CALL
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historical comparative operating and financial data that is currently available on AMLI's website under "Shareholder Reports" on the "Company Info" section on our website, at www.amli.com.

A replay of this conference call will also be available for a period of 60 days in the "Company Info" section of our website and at www.streetevents.com. In the event you are not already included on AMLI's quarterly distribution list for this information and would like to be, and including such information as described in the press release concerning the sale of the Company, please contact Sue Bersh by phone at 312-984-2607, or by email at sbersh@amli.com.

--------------------------------------------------------------------------------
GREG MUTZ  - AMLI RESIDENTIAL PROPERTIES - CHAIRMAN & CEO

Thanks, Bob. We're going to change the format of this call a bit. There's a whole lot more folks on the call than typical because of the announced merger agreement with the Morgan Stanley's Prime Property Fund. So the way we're going to organize this call is I'm going to go through the third quarter and give everybody a brief overview of how we did and the forces and kind of factors at work.

I'm going to turn the call over to Steve Hallsey, who's going to give the community market by market kind of analysis, but it's going to be abbreviated; and then I will jump back in and go through the -- really the merger agreement and what's going on. Bob isn't going to talk about financing activity and we're not really going to go into much -- any depth at all on the transactional activity, the properties we bought and sold and so forth. We'll deal with that in the supplement, and in our Q filing. Basically, looking at first our financial results, the FFO for the quarter was $0.51 a share, compared to $0.44 cents for the third quarter a year ago. Our third quarter results were consistent with the midpoint of our most current guidance and also First Call's most recent estimate. Our results reflect continuing improvement in our community operations, the full investment of our proceeds from the common share offering last March and also positive contributions from various transactional activity.

Same community total revenues continued to increase year over year and sequentially over the prior quarter as our markets continue to show improvement. During the third quarter, we did purchase AMLI at Memorial Heights, which was a 380 unit apartment -- luxury community in Houston -- and we sold AMLI at Poplar Creek, 196 apartment unit community here in the Chicago area. In addition, we entered into three joint ventures during the third quarter, two with a client of the Tuckerman Group, where AMLI retained an ownership interest in two communities and was paid certain fees for essentially structuring and financing. And the third transaction we announced in the quarter, we entered into a 75/25% joint venture with Northwestern Mutual to develop and own AMLI at Perimeter Gardens, a 245 unit luxury apartment property in the northeast part of Atlanta.

As for same community results, on a combined same community basis, including both our wholly owned and our co-investment communities, our total community revenue increased 1.6% third quarter versus third quarter a year ago, reflecting an increase in occupancy from 94. -- to 94.9, from 93.9, up a full point, and an increase in weighted average collected revenue per occupied unit up half a point. Our operating expenses increased 4.6%, and the NOI, therefore decreased by half a point. Steve Hallsey will go over these expense results in greater detail in just a moment. Essentially, our third quarter expenses are a result of a combination of energy, utility, insurance and real estate tax increases, but also are a significant amount of timing.

I anticipate that the expenses in the fourth quarter will be lower and that we will end up right in line with our full year expense estimates. As to the fourth quarter, we are changing guidance to the upside. As we have previously announced, AMLI is expanding our merchant build activities. We have recently reached an agreement to sell La Villita, a 360 unit apartment property located in Las Colinas in the Dallas area that we just stabilized a month or two ago. AMLI's current expectation for FFO in the fourth quarter and for the full year is now plus or minus $0.02 from $0.69 and $2.15 a share, which is up from essentially the $0.51or $0.52 and $2.01 for the full year. So we anticipate booking $0.20 a share from the sale of La Villita. With that, why don't I turn the call over to Steve Hallsey to provide some color on markets and our same store performance.

--------------------------------------------------------------------------------
STEVE HALLSEY  - AMLI RESIDENTIAL PROPERTIES - EVP OF PROPERTY MANAGEMENT

Thanks, Greg. As Greg alluded to, we had solid positive results in the third quarter in most performance categories -- that would be rental income, total revenue occupancy and rent per occupied unit, as well as our closing ratios; but we were negatively impacted, as Greg said, by two expense categories -- utility and real estate taxes that I will discuss later -- which negatively affected our NOI growth. Our year-over-year same store revenue increased 160 basis points in the third quarter, while our expenses grew 460 basis points, producing a decrease in operating income of 50 basis points compared to the third quarter of 2004. Sequentially, the results were almost the same; total revenue grew 190 basis points while expenses were up 530 basis points, causing NOI to decrease 60 basis points over the second quarter.

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OCT. 26. 2005 / 3:30PM, AML - Q3 2005 AMLI RESIDENTIAL EARNINGS CONFERENCE CALL
--------------------------------------------------------------------------------

Total revenue was up in all eight markets sequentially, while Denver was the only region to see a decrease in total revenue year-over-year, and that was by ten basis points, So we're seeing improvement in the Denver area. Once again, Austin showed the greatest increase in total revenue year over year, with almost a 3% increase, followed closely by Chicago at 260 basis points and Houston at 240 basis points, which obviously had some positive impact from Katrina. The largest improvement sequentially came in Denver, which has been historically weak for us, with a 360 basis points increase. So there are very positive signs there. We ended the third quarter with a weighted average occupancy, as Greg said, of 94.9%, which represents improved occupancy in all eight markets, year-over-year and sequentially.

Year-over-year, we were up 1%, and 130 basis points quarter over quarter. The largest improvement in occupancy year-over-year was Denver, which increased 260 basis points. On a year-over-year basis, expenses were up in six of our eight markets and down in two. There were two expense categories that impacted us dramatically. First was real estate taxes, which were up over last year by $744,000. That seems like an unusually high number; but keep in mind, we benefited in 2004 from tax appeals from prior periods that were settled in 2004, causing the 2005 numbers to seem unusually high on a comparative basis. The two cities hit with the largest increase in real estate taxes were Kansas City, up $438,000, and Austin, up $390,000.

The other category that significantly impacted expenses this quarter was utilities, which were up $400,000 across the portfolio. Most of that was in Dallas, which was up $236,000 due to electricity rates up significantly over last year. Management believes controllable expenses will decrease in the fourth quarter; and with the savings that were there in the first part of the year, we will be in line with guidance on a full year comparative basis. Bad debt was up slightly, as occupancies have increased, by 10 basis points from a year ago, and we are currently at 50 basis points of billed rent. On a year-over-year basis, traffic decreased 11.5%, and was down in all markets. Net rentals decreased 480 basis points, while closing ratios increased 760 basis points. Management is encouraged by our sequential and year-over-year increases in rental income, collected rent per occupied unit, our strong occupancy; and we see this trend continuing with modest improvement in the fourth quarter. Greg, I will turn it back to you.

--------------------------------------------------------------------------------
GREG MUTZ  - AMLI RESIDENTIAL PROPERTIES - CHAIRMAN & CEO

Thank you, Steve. Let's now turn to the big news of the day, our announced plan of merger with Morgan Stanley's Prime Property Fund. Prime Property Fund is a core diversified real estate fund which is headquartered in Atlanta and sponsored and managed by Morgan Stanley. The Prime -- the Morgan Stanley Prime Property Fund will acquire AMLI in an all-cash transaction totaling approximately $2.1 billion. Under the terms of the agreement, Prime will acquire all of AMLI's stock and OP units at $37.75. This price represents a 20.7% premium over AMLI's closing price on Friday, October the 21st. The total consideration includes AMLI's debt and convertible preferred stock. AMLI will continue to pay regular quarterly dividends at the rate of $0.48 per share, or an annualized rate of $1.92 per share through the closing date.

The merger consideration will include a prorated dividend for the quarter in which the transaction closes. We anticipate that this transaction with Morgan Stanley will close sometime in the first quarter. The transaction is subject to obtaining approval from two-thirds of our shareholders in a shareholder vote and certain other limited and customary closing conditions. It is anticipated that the entire AMLI management team and all the development, construction, and accounting and management folks will remain with and will be guiding AMLI postclosing as we operate as a free standing platform under the Prime Fund. The AMLI Board was involved throughout the process. The transaction was unanimously approved by AMLI's Board of Trustees on Sunday afternoon. Essentially, the timing is anticipated to proceed as follows. We are starting the work, really today, of putting together a proxy statement which should take around three weeks or so to complete. Once we are done with putting together the proxy statement, we will file the draft with the SEC.

The major timing question on when we will close is whether or not the proxy will be reviewed by the SEC. There's a mandatory 10-day waiting period after we file the proxy statement with the SEC while they consider whether or not to review the proxy. If the SEC elects not to review, we will then most likely print and mail the proxy sometime in mid-December, and we will schedule a shareholder vote for sometime after the first of February, with the closing most probably taking place sometime around mid-February. If the SEC does, in fact, elect to review our proxy, then, given the Thanksgiving and the Christmas holiday season, the process most likely will move back 30 to 45 days, with a shareholder vote occurring in mid to late March. Again, reminding everyone that a condition to close is that we obtain a two-thirds shareholder vote in favor of the transaction.

For those of you who want to dig more deeply and spend more time, the merger agreement has been filed with the SEC, I believe today, in a Form of 8-K. I will now give you a little flavor for how this all came about and how we came to be announcing this decision. In early September, AMLI received what I would call a letter of interest from Morgan Stanley. We discussed this letter at the AMLI board level and ended up deciding to retain JP Morgan to serve as our financial advisor to help us work through the various issues inherent in this sort of inquiry and to assist AMLI in determining the highest possible valuation for our shareholders. We ended up talking to around 10 potentially interested parties,

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OCT. 26. 2005 / 3:30PM, AML - Q3 2005 AMLI RESIDENTIAL EARNINGS CONFERENCE CALL
--------------------------------------------------------------------------------

signing confidentiality agreements with many of these entities and providing data and information to probably half a dozen groups, and interested parties. We explored a potential transaction both with the consolidators and with other platform buyers besides Morgan Stanley. We narrowed the field down to three parties and then narrowed to two, finally working out a deal with Morgan Stanley over this past weekend.

All of this will be spelled out in more detail in our proxy statement. Let me now move to answer the question as to why the Board elected to move forward and approve this transaction with Morgan Stanley. The Board concluded that this merger allowed AMLI to take advantage of the strong private capital market demand for Class A multi-family communities, versus the greater risk the Board perceived that AMLI had in trying to execute its strategic business plan going forward. The Board concluded that this merger was more likely to provide AMLI shareholders with greater value than our shareholders were likely to receive continuing to operate as an independent public company with more potential risk. Essentially, we concluded that we had a relatively small market, a small public market capitalization, and the increased burdens imposed by Sarbanes-Oxley made continuing as a public company more difficult and certainly more costly.

While we are relatively bullish about our geographic markets going forward, we recognize that AMLI's markets have underperformed coastal and barrier markets over the last three to five years, and that made growth and market capitalization and increasing AMLI's size more challenging due to the fact that AMLI's multiple was in the 15 to 16 times range, while luxury class-A apartment communities in barrier markets were trading at 20 times or more. This multiple and cap rate spread meant AMLI would incur significant dilution if we tried to expand beyond our existing nine markets. We felt that the outstanding operating platform we had built, our strong and we believe superior technology tools, our excellent property management performance and our exciting development team and pipeline were underrecognized in the public marketplace and would be more highly valued by a platform buyer. We felt that the AMLI brand name was well recognized on main street in the markets in which we operate, but was underappreciated and underfollowed on Wall Street.

This created an opportunity, our Board felt, to take advantage in the value difference between AMLI's public market price, and the price that a platform buyer would conclude was fair and reasonable. Bottom line, given AMLI's size and AMLI's geographic markets, our Board concluded that a cash premium in an all cash merger would be more likely to provide the highest value to AMLI shareholders on a risk-adjusted basis versus executing AMLI's strategic business plan. Let me now turn and go over some other aspects of this transaction. There is no Hart-Scott-Rodino approval required. The structure is a forward merger of AMLI and a reverse merger of the operating partnership. The cash consideration means that this deal is fully taxable to AMLI shareholders and unit holders. There are no financing contingencies. We have received an unconditional financing commitment from Morgan Stanley Asset Funding, Inc.

I had one question prior to this call as to whether any damage caused by Hurricane Wilma could possibly upset this deal. We did, in fact, sustain some damage from Wilma at AMLI's community at Ibis in Palm Beach. We are still in the assessment stage, and I don't have the final numbers, but I believe that our uninsured damages could amount somewhere between $250,000 to maybe as much as $500,000. Again, we're working on trying to determine exactly what damage we sustained; but it mostly consists of roof, siding and landscape losses. We are working on repairing this damage; and anticipate like last year's hurricanes that Wilma will push occupancy upwards at Ibis. In our merger agreement with Morgan Stanley, there are no outs for earthquakes, hurricanes, natural disasters, Acts of God, war or terrorism, or any other sort of national or international calamity.

As I mentioned early on, the consideration includes the full $0.48 fourth quarter dividend, as well as the prorated dividend from January 1st through the closing date. Important dates for all the ARBs on this phones call for the payment of the fourth quarter dividend, the ex-dividend date is February. The record date February 10, and the payment date is February 21. The proxy will go over how and when the fourth quarter dividend, as well as the prorated dividend for the portion of the first quarter prior to the closing, will be paid. We have gotten a number of questions concerning AMLI's joint venture and co-investment properties and business. Essentially, AMLI's co-investment business was viewed by some in the public marketplace as a bit confusing and there was a business activity that probably resulted in AMLI trading at a lower multiple than if we had owned 100% of these communities.

Morgan Stanley viewed our co-investment business quite favorably, as our co-investment business in many way mirrors the Morgan Stanley business model. What was perhaps a negative for potential consolidators looking at AMLI became a positive for Morgan Stanley, as well as for other platform parties that took a hard look at AMLI. AMLI's co-investment business will stay fully intact. We are in the process of setting up calls and business -- visits with all of AMLI's institutional investors together with Morgan Stanley to talk about our plans and expectations going forward. We hope and expect to continue to do business and serve as a co-investment partner and advisors with all of our institutional relationships after AMLI is part of the Morgan Stanley family.

While each of AMLI's co-investment partners has various buy/sell rights, we do not anticipate at this time any one triggering any buy or sell right that they have. If someone should do so, however, it will have no impact on the transaction, the closing date or the 37.75 per share price that AMLI shareholders will receive. Let me conclude with these closing remarks before opening up the call for Q&A. From my perspective, this is

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OCT. 26. 2005 / 3:30PM, AML - Q3 2005 AMLI RESIDENTIAL EARNINGS CONFERENCE CALL
--------------------------------------------------------------------------------

an outstanding transaction for our shareholders, for our employees and for our co-investment partners. To put this transaction price in some perspective, and ignoring the dividend going forward from today through the closing, which will provide a bit more return, AMLI total return for one year is approximately 26%; and our total compounded return for five years is in the mid-19% range.

I am proud that AMLI's management team was able to generate for our shareholders these sorts of total returns from a multi-family company platform operating with only 50% leverage levels. This deal with Morgan Stanley demonstrates the intrinsic value of the AMLI brand name and the value and power of the AMLI platform. By combining with Morgan Stanley, AMLI will be able to execute its real estate strategy on a go-forward basis in a private setting. This strategic merger with Morgan Stanley will take AMLI to the next level in size, in scope and in brand reach. With that, why don't we open the call up for any questions people might have.

QUESTION AND ANSWER

--------------------------------------------------------------------------------
OPERATOR


Thank you. The question-and-answer session will be conducted electronically. If you would like to ask a question, you may do so by pressing the star key followed by the digit one on your touch-tone phone. If you are using a speaker phone, please make sure your mute function is turned off to allow your signal to reach our equipment. We'll proceed in the order that you signal us. Once again, it is star one if you do have a question or a comment. And we'll take our first question from Tony Howard with Hilliard Lyons. Good afternoon, everybody.

--------------------------------------------------------------------------------
GREG MUTZ  - AMLI RESIDENTIAL PROPERTIES - CHAIRMAN & CEO

Hi, Tony.

--------------------------------------------------------------------------------

TONY HOWARD  - HILLIARD LYONS - ANALYST

Congratulations.

--------------------------------------------------------------------------------
GREG MUTZ  - AMLI RESIDENTIAL PROPERTIES - CHAIRMAN & CEO

Thank you.

--------------------------------------------------------------------------------
TONY HOWARD  - HILLIARD LYONS - ANALYST

A couple questions. You mentioned you received a letter from Morgan Stanley. Were they the initiator of this process?

--------------------------------------------------------------------------------
GREG MUTZ  - AMLI RESIDENTIAL PROPERTIES - CHAIRMAN & CEO

Well that -- we received a letter of interest, I would call it, from Morgan Stanley, and that sort of galvanized the Board to retain JP Morgan and basically conduct a form of -- of quiet and limited auction.

--------------------------------------------------------------------------------
TONY HOWARD  - HILLIARD LYONS - ANALYST

So if I'm not mistaken, Greg -- so Morgan Stanley started the process that you went through looking at several other opportunities and basically the first one was the winner?

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OCT. 26. 2005 / 3:30PM, AML - Q3 2005 AMLI RESIDENTIAL EARNINGS CONFERENCE CALL
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GREG MUTZ  - AMLI RESIDENTIAL PROPERTIES - CHAIRMAN & CEO

Well, it turned out, yes, it -- we -- you know, we got the letter from Morgan Stanley. The Board thought it was important that we go out and see whether other folks were willing to pay more and had more interest in AMLI. We did that. We certainly galvanized a team here and we worked hard with JP Morgan, and I can tell you what the proxy is going to reflect is -- is a -- we touched all the key bases we felt were -- were critical and looked both at consolidators and other platform buyers, and feel comfortable we executed the best transaction we could for the shareholders.

--------------------------------------------------------------------------------
TONY HOWARD  - HILLIARD LYONS - ANALYST

Okay. I don't know if you can disclose or not, Greg, but were some of the bidders public REITs?

--------------------------------------------------------------------------------
GREG MUTZ  - AMLI RESIDENTIAL PROPERTIES - CHAIRMAN & CEO

I can't disclose. We entered into confidentiality agreements with everybody that took a look at us, and -- Tony, when you get the proxy, it will spell it out and I think you will have a pretty good idea of what happened.

--------------------------------------------------------------------------------
TONY HOWARD  - HILLIARD LYONS - ANALYST

Okay. I find it interesting and actually, that you should credit for the value that you have created, that you were comparing yourselves to other -- some of the West Coast, East Coast, apartment REITs. I guess given the fact that some of them are way overvalued, given the fact that you were given $37.75 seemed pretty well.

--------------------------------------------------------------------------------
GREG MUTZ  - AMLI RESIDENTIAL PROPERTIES - CHAIRMAN & CEO

Tony, I don't know if that's a trick question or a lay-up, but I don't want to take a shot at any of my fellow brethren out there at East Coast, West Coast. They are doing a great job; and quite frankly, I wish we had a little bit of the East Coast, West Coast exposure.

--------------------------------------------------------------------------------
TONY HOWARD  - HILLIARD LYONS - ANALYST

On an operating basis, obviously, your management is staying on Board after the deal. Now, will this be an opportunity for you guys to make acquisitions, and continue AMLI as a going concern -- a growing concern, I guess is the better word?

--------------------------------------------------------------------------------
GREG MUTZ  - AMLI RESIDENTIAL PROPERTIES - CHAIRMAN & CEO

Tony, we're in discussions, really, right now with Morgan Stanley. We are going around to each of our regions with key senior people from Morgan Stanley and we're talking about these things. Certainly, Morgan Stanley isn't paying this kind of price to shut it down or liquidate the Company, and so we are working out a new strategic plan, and -- and we'll -- we'll be pushing on that together going forward, and it will become clear I suppose after we close at how we grow the platform.

--------------------------------------------------------------------------------
TONY HOWARD  - HILLIARD LYONS - ANALYST

Okay. Final question, are you still going to be doing the NAREIT conference next week?

--------------------------------------------------------------------------------
GREG MUTZ  - AMLI RESIDENTIAL PROPERTIES - CHAIRMAN & CEO

Yes, Tony, unless they kick me out. I mean, they might. But no, we intend to be there strong and standing tall, and we'll see you there.

--------------------------------------------------------------------------------
TONY HOWARD  - HILLIARD LYONS - ANALYST

Okay, thanks.

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OCT. 26. 2005 / 3:30PM, AML - Q3 2005 AMLI RESIDENTIAL EARNINGS CONFERENCE CALL
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--------------------------------------------------------------------------------
OPERATOR


And we'll take our next question from Mike Johnson with EAC Management.


--------------------------------------------------------------------------------
MIKE JOHNSON  - EAC MANAGEMENT - ANALYST

Yes, sir. You had stated earlier that no review on the proxy, you would mail the proxy materials mid-December.

--------------------------------------------------------------------------------
GREG MUTZ  - AMLI RESIDENTIAL PROPERTIES - CHAIRMAN & CEO

Right.

--------------------------------------------------------------------------------
MIKE JOHNSON  - EAC MANAGEMENT - ANALYST

And close middle of February. If you mailed in mid-December, would that put you in a position to be able to close near the end of January versus the middle of February?

--------------------------------------------------------------------------------
GREG MUTZ  - AMLI RESIDENTIAL PROPERTIES - CHAIRMAN & CEO

Well, the merger agreement has it cannot close earlier than February 1st. Now of course, Morgan Stanley and AMLI can agree on anything we want, but we thought we would work through the process and given the Thanksgiving and Christmas season -- of February 1st, not earlier than that date, made sense. And we'll just continue to assess it. And we'll keep the market advised, of course.

--------------------------------------------------------------------------------
MIKE JOHNSON  - EAC MANAGEMENT - ANALYST

Okay. Thank you.

--------------------------------------------------------------------------------
OPERATOR

And once again, as a reminder, it is star one if you do have a question or a comment. And just as a final reminder, it is star one if you have a question or a comment from today. We do have a question from Richard Haley with ABP investments.

--------------------------------------------------------------------------------
RICHARD HALEY  - ABP INVESTMENTS - ANALYST

I don't know if you guys are going to break this out in the proxy or not, but perhaps could you give us some flavor for -- of that 37 and change price to go private, what you think the value for the real estate was, and then the value for the franchise was, you know, the AMLI brand as you spoke about?

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GREG MUTZ  - AMLI RESIDENTIAL PROPERTIES - CHAIRMAN & CEO

Well, the proxy --

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RICHARD HALEY  - ABP INVESTMENTS - ANALYST

And how did the Board assess that?

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                                                                FINAL TRANSCRIPT
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OCT. 26. 2005 / 3:30PM, AML - Q3 2005 AMLI RESIDENTIAL EARNINGS CONFERENCE CALL
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GREG MUTZ  - AMLI RESIDENTIAL PROPERTIES - CHAIRMAN & CEO

Well, the Board spent a lot of time on that, of course. And we were advised by JP Morgan. Of course, management was front and center in trying to understand the components of value. The proxy won't break down the value; and, of course, Morgan Stanley did their own analysis of how they viewed it. Essentially, for people on the call, my take on it is roughly the real estate is -- was valued at around a 5.6 cap rate with a $275 or $300 per unit Cap Ex reserve. Trended a bit going forward. I think we -- the swings in this thing are what's the value of the development pipeline, how do you value the fees and promote from our co-investment portfolio, and how do you value the technology platform, and then how much do you take away for the friction cost -- you know, looking at different -- at different costs and legal expenses and lender transfer of fees and so forth. But my -- I think there was some general consensus -- at our level, anyway -- that we were selling our properties, selling AMLI based on a
5.6 trended cap rate on stabilized properties.

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RICHARD HALEY  - ABP INVESTMENTS - ANALYST

And what kind of -- what kind of NOI trends did you have in there?

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GREG MUTZ  - AMLI RESIDENTIAL PROPERTIES - CHAIRMAN & CEO

Oh, 3% on average. We had some markets a little bit higher, some lower; but on average, 3%.

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RICHARD HALEY  - ABP INVESTMENTS - ANALYST

And did you have a management fee baked into that?

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GREG MUTZ  - AMLI RESIDENTIAL PROPERTIES - CHAIRMAN & CEO

Yes.

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RICHARD HALEY  - ABP INVESTMENTS - ANALYST

Was that just like a market range of the 3% of revenues? Something like that, 3 to 4%?

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GREG MUTZ  - AMLI RESIDENTIAL PROPERTIES - CHAIRMAN & CEO

3 to 4% market rate.

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RICHARD HALEY  - ABP INVESTMENTS - ANALYST

Okay. But you don't want to break that down in a per share amounts with the -- I guess I could do the work, but -- it's been a long earnings season!

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GREG MUTZ  - AMLI RESIDENTIAL PROPERTIES - CHAIRMAN & CEO

It will be -- when you get at the proxy -- and, of course, you get our Q -- people are going to dig into the Q, and you can do the math yourself -- roughly 32 million shares fully -- you know, with the convertible preferred, converted and the OP units and so forth, and you can take a look at third quarter NOI, you can trend, and it's not very difficult to do.

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RICHARD HALEY  - ABP INVESTMENTS - ANALYST

Okay. Well, congratulations. It's always been a pleasure working with you guys over the years.


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

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
OCT. 26. 2005 / 3:30PM, AML - Q3 2005 AMLI RESIDENTIAL EARNINGS CONFERENCE CALL
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GREG MUTZ  - AMLI RESIDENTIAL PROPERTIES - CHAIRMAN & CEO

It's been a pleasure working with you.

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OPERATOR

And we have no further questions in our queue at this time. Mr. Mutz, do you have any final or additional remarks?

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GREG MUTZ  - AMLI RESIDENTIAL PROPERTIES - CHAIRMAN & CEO

I just want to thank everybody. If nature takes its course, we -- and we close before the -- early in February, we won't -- this will be our last conference call. If it closes mid-February, we'll have one more. Hopefully, it will be a victory lap. And hopefully, we'll get two-thirds of you all will decide to vote for this transaction and support it. But it's been fun being a public company. We are excited about becoming a private company, part of the Morgan Stanley family. We think it's been a good run. We think it's been a terrific set of returns for our shareholders. So we thank you all very much and look forward to seeing anybody that's going to be at the NAREIT, we'll see you there; and others, we look forward to talking to as we go forward. So thank you very much.

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OPERATOR

And that does conclude our conference call for today. We do thank you for your participation.

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